                                                                  Exhibit 10.15

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                      AGREEMENT AND PLAN OF REORGANIZATION

                                      among

                               INSWEB CORPORATION,
                             a Delaware corporation
                                   ("InsWeb"),

                       BENELYTICS ACQUISITION CORPORATION,
                     a Delaware corporation and wholly-owned
                              subsidiary of InsWeb,

                                       and

                                BENELYTICS, INC.,
                            a California corporation
                                 ("Benelytics")

                             Dated December 31, 1998

================================================================================

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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

ARTICLE I             THE MERGER..............................................1
        Section 1.1   Effective Time of the Merger............................1
        Section 1.2   Closing.................................................2
        Section 1.3   Effects of the Merger...................................2
        Section 1.4   Directors and Officers..................................2

ARTICLE II            CONVERSION OF SECURITIES................................3
        Section 2.1   Conversion of Capital Stock.............................3
        Section 2.2   Exchange of Certificates................................4
        Section 2.3   Escrow..................................................6
        Section 2.4   Appraisal Rights........................................6

ARTICLE III           REPRESENTATIONS AND WARRANTIES OF BENELYTICS............7
        Section 3.1   Organization, Standing and Power........................7
        Section 3.2   Benelytics Capital Structure............................7
        Section 3.3   Authority; No Conflict; Required Filings and
                        Consents..............................................8
        Section 3.4   Benelytics Financial Statements.........................9
        Section 3.5   Absence of Undisclosed Liabilities......................9
        Section 3.6   Accounts Receivable....................................10
        Section 3.7   Absence of Certain Changes or Events...................10
        Section 3.8   Taxes..................................................11
        Section 3.9   Tangible Assets and Real Property......................13
        Section 3.10  Intellectual Property..................................13
        Section 3.11  Bank Accounts..........................................15
        Section 3.12  Contracts..............................................15
        Section 3.13  Labor Difficulties.....................................16
        Section 3.14  Trade Regulation.......................................16
        Section 3.15  Environmental Matters..................................16
        Section 3.16  Employee Benefit Plans.................................17
        Section 3.17  Compliance with Laws...................................19
        Section 3.18  Employees and Consultants..............................19
        Section 3.19  Litigation.............................................19
        Section 3.20  Restrictions on Business Activities....................19
        Section 3.21  Governmental Authorization.............................19
        Section 3.22  Insurance..............................................19
        Section 3.23  Interested Party Transactions..........................20
        Section 3.24  Indemnification Claims.................................20
        Section 3.25  No Existing Discussions................................20
        Section 3.26  Payments Resulting from Merger.........................20
        Section 3.27  Real Property Holding Corporation......................20
        Section 3.28  Corporate Documents....................................21
        Section 3.29  No Misrepresentation...................................21

                                TABLE OF CONTENTS
                                  (continued)
                                                                            Page
                                                                            ----

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF INSWEB AND SUB.......21
        Section 4.1   Organization...........................................21
        Section 4.2   InsWeb Capital Structure...............................21
        Section 4.3   Authority; No Conflict; Required Filings and
                        Consents.............................................22
        Section 4.4   InsWeb Financial Statements............................23
        Section 4.5   Absence of Undisclosed Liabilities.....................24
        Section 4.6   Absence of Certain Changes or Events...................24
        Section 4.7   Taxes..................................................25
        Section 4.8   Tangible Assets........................................26
        Section 4.9   Intellectual Property..................................26
        Section 4.10  Labor Difficulties.....................................27
        Section 4.11  Trade Regulation.......................................27
        Section 4.12  Environmental Matters..................................28
        Section 4.13  Agreements, Contracts and Commitments..................28
        Section 4.14  Litigation.............................................28
        Section 4.15  Compliance with Laws...................................29
        Section 4.16  Restrictions on Business Activities....................29
        Section 4.17  Governmental Authorization.............................29
        Section 4.18  Insurance..............................................29
        Section 4.19  Interested Party Transactions..........................29
        Section 4.20  Interim Operations of Sub..............................29
        Section 4.21  Corporate Documents....................................30
        Section 4.22  No Misrepresentation...................................30

ARTICLE V             CONDUCT OF BUSINESS....................................30
        Section 5.1   Covenants of Benelytics................................30
        Section 5.2   Covenants of InsWeb....................................32
        Section 5.3   Cooperation............................................33

ARTICLE VI            ADDITIONAL AGREEMENTS..................................33
        Section 6.1   No Solicitation by Benelytics..........................33
        Section 6.2   Approval of Shareholders...............................34
        Section 6.3   Consents...............................................35
        Section 6.4   Access to Information..................................35
        Section 6.5   Legal Conditions to Merger.............................35
        Section 6.6   Public Disclosure......................................35
        Section 6.7   Tax-Free Reorganization................................35
        Section 6.8   Brokers or Finders.....................................36
        Section 6.9   Additional Agreements; Reasonable Efforts..............36
        Section 6.10  Expenses...............................................36
        Section 6.11  Employee Benefits......................................36
        Section 6.12  Voting Agreements......................................37

                                TABLE OF CONTENTS
                                  (continued)
                                                                            Page
                                                                            ----

ARTICLE VII           CONDITIONS TO MERGER...................................37
        Section 7.1   Conditions to Each Party's Obligation to Effect
                        the Merger...........................................37
        Section 7.2   Additional Conditions to Obligations of InsWeb
                        and Sub..............................................38
        Section 7.3   Additional Conditions to Obligations of
                        Benelytics...........................................39

ARTICLE VIII          TERMINATION AND AMENDMENT..............................40
        Section 8.1   Termination............................................40
        Section 8.2   Effect of Termination..................................41
        Section 8.3   Amendment..............................................41
        Section 8.4   Extension; Waiver......................................41

ARTICLE IX            ESCROW AND INDEMNIFICATION.............................41
        Section 9.1   Survival of Representations and Warranties.............41
        Section 9.2   Indemnification by Benelytics Shareholders.............42
        Section 9.3   Procedures for Indemnification.........................42
        Section 9.4   Defense of Third Party Claims..........................43
        Section 9.5   Settlement of Third Party Claims.......................44
        Section 9.6   Manner of Indemnification..............................44
        Section 9.7   Shareholder Representative.............................44

ARTICLE X             GENERAL PROVISIONS.....................................45
        Section 10.1  Notices................................................45
        Section 10.2  Interpretation.........................................46
        Section 10.3  Counterparts...........................................47
        Section 10.4  Severability...........................................47
        Section 10.5  Entire Agreement.......................................47
        Section 10.6  Governing Law..........................................47
        Section 10.7  Assignment.............................................47
        Section 10.8  Third Party Beneficiary................................47


EXHIBITS

Exhibit A       -   Escrow Agreement
Exhibit B-1     -   Form of Option Agreement - Young
Exhibit B-2     -   Form of Option Agreement - Marshall
Exhibit C       -   Form of Voting Agreement
Exhibit D-1     -   Form of Noncompetition Agreement - Marshall
Exhibit D-2     -   Form of Noncompetition Agreement - Young
Exhibit E       -   Form of Opinion of Counsel to Benelytics
Exhibit F       -   Form of Stockholder Agreement
Exhibit G       -   Form of Noteholders' Agreement
Exhibit H       -   Form of Opinion of Counsel to InsWeb

                      AGREEMENT AND PLAN OF REORGANIZATION

      THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of December 31, 1998, by and among InsWeb Corporation, a Delaware corporation ("InsWeb"), Benelytics Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of InsWeb ("Sub"), and Benelytics, Inc., a California corporation ("Benelytics").

                                    RECITALS

      A. The Boards of Directors of InsWeb, Sub and Benelytics deem it advisable and in the best interests of each corporation and its respective stockholders that InsWeb and Benelytics combine in order to advance the long-term business interests of InsWeb and Benelytics;

      B. The combination of InsWeb and Benelytics shall be effected by the terms of this Agreement through a transaction (the "Merger") in which Sub will merge with and into Benelytics, with Benelytics becoming a wholly-owned subsidiary of InsWeb and the shareholders of Benelytics becoming stockholders of InsWeb; and

      C. The parties intend, by approving resolutions authorizing this Agreement, to adopt this Agreement as a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder, and to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code.

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

Section 1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, an agreement of merger (the "Merger Agreement") containing the substantive provisions of this Article I and Article II and in such form as is required by the relevant provisions of the California General Corporation Law (the "GCL") shall be duly prepared, executed and acknowledged by Sub and by Benelytics as the Surviving Corporation (as defined in Section Section 1.3((a))) and thereafter delivered to the Secretary of State of the State of California for filing, along with certificates of officers ("Officers' Certificates") of the Constituent Corporations (as defined in Section Section 1.3((a))), as soon as practicable on or after the Closing Date (as defined in Section Section 1.2). The Merger shall become effective upon the filing of the Merger Agreement and the Officers' Certificates with the Secretary of State of the State of California and the filing of a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law (the "DGCL") or at such time thereafter as is provided in the Merger Agreement (the "Effective Time").


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

      Section 1.2 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Pacific Time, on a date to be specified by InsWeb and Benelytics (the "Closing Date"), which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Sections Section 7.1, Section 7.2((b)) (other than the delivery of the officers' certificate referred to therein) and Section 7.3((b)) (other than the delivery of the officers' certificate referred to therein) provided that the other closing conditions set forth in Article VII have been met or waived as provided in Article VII at or prior to the Closing, at the offices of Gray Cary Ware & Freidenrich LLP, 400 Hamilton Avenue, Palo Alto, California 94301-1825, unless another date or place is agreed to in writing by InsWeb and Benelytics.

      Section 1.3 Effects of the Merger.

                  (a) At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into Benelytics (the "Surviving Corporation"), (ii) the Articles of Incorporation of Benelytics shall be amended so that (A) Article III of such Articles of Incorporation shall read as follows:
"The total number of shares of all classes which this corporation shall have authority to issue shall be 1,000, all of which shall consist of Common Stock, par value $.001 per share," and (B) Article IV of such Articles of Incorporation shall be eliminated and the remaining Articles re-numbered accordingly, and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation, and (iii) the Bylaws of Benelytics as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. (Sub and Benelytics are sometimes referred to herein as the "Constituent Corporations.")

                  (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all and singular rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation, and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thereafter attach to the Surviving Corporation, and may be enforced against it to the same extent as if such debts and liabilities had been incurred by it.

      Section 1.4 Directors and Officers. The directors and officers of Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each of whom will hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.


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

                                   ARTICLE II

                            CONVERSION OF SECURITIES

Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of InsWeb, Sub, Benelytics or the holder of any shares of Common Stock, no par value, of Benelytics ("Benelytics Common Stock"), Preferred Stock, no par value, of Benelytics ("Benelytics Preferred Stock") or capital stock of Sub:

                  (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, $.001 par value, of the Surviving Corporation.

                  (b) Exchange Ratio for Benelytics Capital Stock. Subject to the provisions of Section Section 2.2, (i) each issued and outstanding share of Benelytics Common Stock (other than Dissenting Shares as defined in Section
Section 2.4) shall be converted into the right to receive 0.1182993 fully paid and nonassessable shares of Common Stock, $.001 par value, of InsWeb ("InsWeb Common Stock"), and (ii) each issued and outstanding share of Benelytics Series A Preferred Stock (other than Dissenting Shares) shall be converted into the right to receive 0.1841621 fully paid and nonassessable shares of InsWeb Common Stock, which amounts shall be subject to adjustment to reflect any stock split or stock dividend effected between the date of this Agreement and the Effective Time. All such shares of Benelytics Common Stock and Benelytics Preferred Stock (collectively, "Benelytics Stock"), when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of InsWeb Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with this Article II.

                  (c) Benelytics Options and Warrants. At the Effective Time,
(i) no options then outstanding (the "Benelytics Options") to purchase Benelytics Common Stock under the Benelytics 1996 Option Plan (the "Benelytics Option Plan") will be assumed by InsWeb, (ii) the Benelytics Option Plan will be terminated and (iii) all warrants then outstanding to purchase capital stock of Benelytics (the "Benelytics Warrants") shall be assumed by InsWeb and converted into options to purchase InsWeb Common Stock. Schedule Section 2.1((c)) hereto sets forth a true and complete list of all Benelytics Warrants. The Benelytics Warrants so assumed by InsWeb will maintain the same aggregate exercise price (set forth on Schedule Section 2.1((c))) but shall become exercisable for InsWeb Common Stock at an exercise price of $16.29 per share, rounded up the nearest whole share. The number of shares of InsWeb Common Stock to be subject to each assumed Benelytics Warrant is set forth on Schedule Section 2.1((c)).

                  (d) Benelytics Promissory Notes. Subject to satisfaction of the closing condition set forth in Section Section 7.2((m)), at the Effective Time, all outstanding convertible promissory notes of Benelytics, having an aggregate principal amount of $664,899 (the

"Benelytics Notes"), shall automatically be converted into the right to receive one share of InsWeb Common Stock for each $16.29 of principal amount. The Surviving Corporation shall pay the interest on such promissory notes accrued through the Effective Time. Schedule Section 2.1((d)) hereto sets forth a true and complete list of all Benelytics Notes, the holders thereof, the principal amount thereof and the number of shares of InsWeb Common Stock into which each Benelytics Notes is convertible.

                  (e) Certificate Legends. The shares of InsWeb Common Stock to be issued pursuant to this Article II shall not have been registered and shall be characterized as "restricted securities" under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the "Securities Act"), only in certain limited circumstances. Each certificate evidencing shares of InsWeb Common Stock to be issued pursuant to this Article II shall bear the following legend:

      "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

      Section 2.2 Exchange of Certificates. The procedures for exchanging outstanding shares of Benelytics Stock and Benelytics Notes for InsWeb Common Stock pursuant to the Merger are as follows:

                  (a) Exchange Agent. As of the Effective Time, InsWeb shall deposit with the Secretary of InsWeb, or such other exchange agent as may be designated by InsWeb (the "Exchange Agent"), for the benefit of the holders of the Benelytics Notes and shares of Benelytics Stock, for exchange in accordance with this Section Section 2.2, through the Exchange Agent, certificates representing the shares of InsWeb Common Stock issuable pursuant to Section
Section 2.1, less the Escrow Shares, as defined in Section Section 2.3 (such shares of InsWeb Common Stock deposited with the Exchange Agent, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Benelytics Stock (each a "Certificate," and collectively, the "Certificates") and to each holder of record of a Benelytics Note whose shares or note were converted pursuant to Section Section 2.1 and the Merger Agreement into the right to receive shares of InsWeb Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or the Benelytics Notes shall pass, only upon delivery of the Certificates or the Benelytics Notes to the Exchange Agent and shall be in such form and have such other provisions as InsWeb and Benelytics may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates or the Benelytics Notes in exchange for certificates representing shares of InsWeb Common Stock. Upon surrender of a Certificate or a Benelytics Note for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate or Benelytics Note shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of InsWeb Common Stock which such holder has the right to receive pursuant to the provisions of Section Section 2.1 less such holder's pro rata portion of the Escrow Shares, and the Certificate or Benelytics Note so surrendered shall immediately be canceled. In the event of a transfer of ownership of Benelytics Stock or a Benelytics Note which is not registered in the transfer records of Benelytics, a certificate representing the proper number of shares of InsWeb Common Stock may be issued to a transferee if the Certificate representing such Benelytics Stock or such Benelytics Note is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section
Section 2.2, each Certificate and Benelytics Note shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of InsWeb Common Stock and cash in payment of any interest due on such Benelytics Note through the Effective Time. The instructions for effecting the surrender of the Certificates and the Benelytics Notes shall set forth procedures that must be taken by the holder of any Certificate or Benelytics Note that has been lost, destroyed or stolen. It shall be a condition to the right of such holder to receive a certificate representing shares of InsWeb Common Stock that the Exchange Agent shall have received, along with the letter of transmittal, a duly executed lost certificate affidavit or lost note affidavit, including an agreement to indemnify InsWeb, signed exactly as the name or names of the registered holder or holders appeared on the books of Benelytics immediately prior to the Effective Time, together with such other documents as InsWeb or the Exchange Agent may reasonably require in connection therewith.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to InsWeb Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate or Benelytics Note with respect to the shares of InsWeb Common Stock represented thereby until such holder shall surrender such Certificate or Benelytics Note. Subject to the effect of applicable laws, following surrender of any such Certificate or Benelytics Note, there shall be paid to the record holder of the certificates representing whole shares of InsWeb Common Stock issued in exchange therefor, without interest, (i) promptly following the Effective Time, a cash payment of any interest due on such Benelytics Note and the amount of dividends or other distributions with a record date after the Effective Time previously paid with respect to such whole shares of InsWeb Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of InsWeb Common Stock.

                  (d) No Further Ownership Rights in Benelytics Stock. All shares of InsWeb Common Stock issued upon the surrender for exchange of shares of Benelytics Stock


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

and the Benelytics Notes in accordance with the terms hereof (including any cash paid pursuant to subsection ((c)) of this Section Section 2.2 and the Escrow Shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Benelytics Stock and Benelytics Notes, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of Benelytics Notes or the shares of Benelytics Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Benelytics Notes are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section Section 2.2.

                  (e) No Fractional Shares. No certificate or scrip representing fractional shares of InsWeb Common Stock shall be issued upon the surrender for exchange of Certificates or Benelytics Notes, and such fractional share interests shall be rounded to the nearest whole share of InsWeb Common Stock.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed for one year after the Effective Time shall be delivered to InsWeb, upon demand, and any shareholders of Benelytics or holders of Benelytics Notes who have not previously complied with this Section Section
2.2 shall thereafter look only to InsWeb for payment of their claim for InsWeb Common Stock, any cash payments of interest, and any dividends or distributions with respect to InsWeb Common Stock.

                  (g) No Liability. Neither InsWeb nor Benelytics shall be liable to any holder of shares of Benelytics Stock, Benelytics Notes or InsWeb Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

      Section 2.3 Escrow. At the Closing, InsWeb will deduct from the number of shares of InsWeb Common Stock deliverable to the shareholders of Benelytics and the holders of Benelytics Notes pursuant to Section Section 2.1 and will deposit into escrow (the "Escrow") certificates representing ten percent (10%) of the shares of InsWeb Common Stock issuable to the shareholders of Benelytics and the holders of Benelytics Notes in the Merger, on a pro rata basis (the "Escrow Shares"). The Escrow Shares shall be held by U.S. Bank Trust, N.A. (or such other institution as shall be agreed upon by InsWeb and the Shareholder Representative (as defined in Section Section 9.7)), as escrow agent (the "Escrow Agent"), in accordance with and subject to the provisions of an Escrow Agreement substantially in the form of Exhibit A hereto (the "Escrow Agreement"). The Escrow Shares shall be held as collateral for the indemnification obligations of the persons who were shareholders of Benelytics and holders of Benelytics Notes immediately prior to the Effective Time under
Article IX.

      Section 2.4 Appraisal Rights. Any shares of Benelytics Stock held by shareholders of Benelytics who properly exercise and perfect the dissenters' appraisal rights set forth in Chapter 13 of the GCL ("Dissenting Shares") shall not be converted into the right to receive InsWeb Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the provisions of the GCL. Benelytics shall give InsWeb prompt notice of any demand received by Benelytics for appraisal of Benelytics Stock, and InsWeb shall have the right to control all negotiations and proceedings with respect to such demand. Benelytics agrees that, except with the prior written consent of InsWeb or as required under the GCL, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such demand for appraisal. Each holder of Dissenting Shares (a "Dissenting Shareholder") who, pursuant to the provisions of the GCL, becomes entitled to payment of the value of shares of Benelytics Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to the provisions of the
GCL). In the event that any holder of shares of Benelytics Stock fails to make an effective demand for payment or otherwise loses his or her status as a Dissenting Shareholder, InsWeb shall, as of the later of the Effective Time or the occurrence of such event, issue and deliver, upon surrender by such Dissenting Shareholder of its Certificate or Certificates, the shares of InsWeb Common Stock, without interest thereon, to which such Dissenting Shareholder would have been entitled to under Section Section 2.1 and the Merger Agreement (less such Dissenting Shareholder's pro rata portion of the Escrow Shares).

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF BENELYTICS

      Benelytics represents and warrants to InsWeb that the statements contained in this Article III are true and correct, except as disclosed in the disclosure schedule delivered by Benelytics to InsWeb on or before the date of this Agreement and attached hereto (the "Benelytics Disclosure Schedule"). For purposes of this Agreement, any reference to a "Material Adverse Effect" with respect to any entity or group of entities means a material adverse effect on the business, assets (including intangible assets), financial condition, or results of operations of such entity and its subsidiaries, taken as a whole.

      Section 3.1 Organization, Standing and Power. Benelytics is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted and as currently proposed to be conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Benelytics. Benelytics has delivered true and correct copies of the Articles of Incorporation and Bylaws of Benelytics, each as amended to date, to InsWeb. Benelytics is not in violation of any of the provisions of its Articles of Incorporation, Bylaws or other charter documents. Benelytics does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

      Section 3.2 Benelytics Capital Structure.

                  (a) The authorized capital stock of Benelytics consists of 10,000,000 shares of Benelytics Common Stock and 1,000,000 shares of Benelytics Preferred Stock. As of


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

the date hereof, 3,389,600 shares of Benelytics Common Stock and 890,000 shares of Benelytics Preferred Stock are issued and outstanding, and held of record by those persons set forth in Schedule Section 3.2((a)) of the Benelytics Disclosure Schedule. All such outstanding shares of Benelytics Common Stock and Benelytics Preferred Stock have been duly authorized, validly issued, fully paid and are nonassessable, have been issued in compliance with all applicable federal and state securities laws, and are subject to no preemptive rights or rights of first refusal created by statute, the charter documents of Benelytics or any agreement to which Benelytics is a party or by which it is bound. As of the date hereof, (i) 1,333,333 shares of Benelytics Common Stock are reserved for issuance under the Benelytics Option Plan, no shares are subject to outstanding Benelytics Options, and 913,733 of which shares are reserved for future option grants, (ii) Benelytics Notes with an aggregate principal amount of $664,899 are outstanding and held by the persons set forth in Schedule
Section 2.1((d)) hereto, and (iii) the Benelytics Warrants set forth on Schedule
Section 2.1((c)) hereto are outstanding and held by the persons set forth on such schedule.

                  (b) Except as set forth in this Section Section 3.2 or the Benelytics Disclosure Schedule, there are (i) no equity securities of any class of Benelytics, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance, or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights, or other commitments or agreements of any character to which Benelytics is a party or by which it is bound obligating Benelytics to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of Benelytics or obligating Benelytics to grant, extend, accelerate the vesting of, change the exercise price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no contracts, commitments or agreements relating to voting, purchase or sale of Benelytics' capital stock (i) between or among Benelytics and any of its shareholders or (ii) to the knowledge of Benelytics, between or among any of Benelytics' shareholders.

      Section 3.3 Authority; No Conflict; Required Filings and Consents.

                  (a) Benelytics has all requisite corporate power and authority to enter into this Agreement and all other documents required to be executed and delivered by Benelytics hereunder, including the Merger Agreement (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Benelytics is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Benelytics, subject only to the approval of the Merger by Benelytics' shareholders under the GCL. This Agreement and the other Transaction Documents to which Benelytics is or will be a party have been or will be duly executed and delivered by Benelytics and constitute or will constitute the valid and binding obligations of Benelytics, enforceable against Benelytics in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium or other similar laws affecting or relating to creditors' rights generally, and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

                  (b) The execution and delivery by Benelytics of this Agreement and the other Transaction Documents to which it is or will be a party does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of, the Articles of Incorporation or Bylaws of Benelytics, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement or obligation to which Benelytics is a party or by which Benelytics or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Benelytics or any of its properties or assets, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on Benelytics.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Benelytics in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement and Officer's Certificates with the California Secretary of State in accordance with the GCL, (ii) the filing of a certificate of merger with the Delaware Secretary of State in accordance with the DGCL, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Benelytics and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

      Section 3.4 Benelytics Financial Statements. Benelytics has delivered to InsWeb copies of (i) its unaudited balance sheet as of December 31, 1997, and
(ii) its unaudited balance sheet as of October 31, 1998 (collectively, the "Benelytics Financial Statements"). The Benelytics Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except for the absence of required footnotes. The Benelytics Financial Statements present fairly in all material respects the financial position of Benelytics as of the respective dates indicated, except that the Benelytics Financial Statements are subject to normal and recurring year-end audit adjustments which will not have a Material Adverse Effect on Benelytics. Benelytics maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

      Section 3.5 Absence of Undisclosed Liabilities. Benelytics does not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect on Benelytics, other than (i) liabilities reflected or provided for on the balance sheet as of October 31, 1998 (the

"Benelytics Balance Sheet") contained in the Benelytics Financial Statements,
(ii) liabilities specifically described in this Agreement or the Benelytics Disclosure Schedule, and (iii) normal or recurring liabilities incurred since October 31, 1998 in the ordinary course of business consistent with past practices.

      Section 3.6 Accounts Receivable. The accounts receivable shown on the Benelytics Balance Sheet arose in the ordinary course of business and have been collected or are collectible in the book amounts thereof, less an amount not in excess of the allowance for doubtful accounts and returns provided for in the Benelytics Balance Sheet. The accounts receivable of Benelytics arising after the date of the Benelytics Balance Sheet and prior to the Closing Date arose, or will arise, in the ordinary course of business and have been collected or will be collectible in the book amounts thereof, less allowances for doubtful accounts and returns determined in accordance with the past practices of Benelytics. None of such accounts receivable is subject to any material claim of offset or recoupment or counterclaim, and Benelytics has no knowledge of any specific facts that would be likely to give rise to any such claim. No material amount of such accounts receivable is contingent upon the performance by Benelytics of any obligation and no agreement for deduction or discount has been made with respect to any such accounts receivable.

      Section 3.7 Absence of Certain Changes or Events. Since October 31, 1998, Benelytics has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, Benelytics has not:

                  (a) suffered any event or occurrence that has had, or could reasonably be expected to have, a Material Adverse Effect on Benelytics;

                  (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business;

                  (c) granted any increase in the compensation payable or to become payable by Benelytics to its officers or employees;

                  (d) declared, set aside or paid any dividend or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition of such shares;

                  (e) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock;

                  (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

                  (g) sold, leased, abandoned or otherwise disposed of any real property or any material amounts of machinery, equipment or other operating property;

                  (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset;

                  (i) entered into or committed to enter into any data or marketing agreement involving any revenue guarantees or revenue-sharing arrangements;

                  (j) entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure);

                  (k) incurred any material liability, except in the ordinary course of business and consistent with past practice;

                  (l) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

                  (m) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $10,000, or in the aggregate, in excess of $50,000;

                  (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its officers, directors or shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

                  (o) agreed to take any action described in this Section
Section 3.7 or which would constitute a breach of any of the representations or warranties of Benelytics contained in this Agreement; or

                  (p) taken any other action that would have required the consent of InsWeb pursuant to Section Section 5.1 (and which has not been obtained) had such action occurred after the date of this Agreement.

      Section 3.8 Taxes.

                  (a) For purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all material federal, state and local taxes of any country, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

                  (b) Benelytics has timely filed or caused to be filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("Benelytics Returns") relating to any and all Taxes concerning or attributable to Benelytics or its operations (or requests for extensions of time to file such returns have been filed, granted and have not expired) and such Benelytics Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

                  (c) Benelytics, as of the Closing Date: (i) will have paid all Taxes it is required to pay prior to the Closing Date and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

                  (d) There is no Tax deficiency outstanding or assessed or, to Benelytics' knowledge, proposed against Benelytics that is not reflected as a liability on the Benelytics Balance Sheet nor has Benelytics executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (e) Benelytics has no material liabilities for unpaid Taxes that have not been accrued for or reserved on the Benelytics Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                  (f) Benelytics is not a party to any tax-sharing agreement or similar arrangement with any other party, or any contractual obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

                  (g) There is no contract, agreement, plan or arrangement to which Benelytics is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement or any transaction contemplated hereby, covering any employee or former employee of Benelytics that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

                  (h) Neither Benelytics, nor any person on behalf of Benelytics, has entered into or will enter into any agreement or consent pursuant to Section 341(f) of the Code.

                  (i) There are no liens for Taxes upon the assets of Benelytics except liens for current Taxes not yet due.

                  (j) Benelytics has not been and will not be required to include any adjustment in taxable income for any Tax period (or portion thereof) ending on or after the Closing Date pursuant to Sections 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

                  (k) Benelytics has provided or made available to InsWeb true and correct copies of all Benelytics Returns.

      Section 3.9 Tangible Assets and Real Property.

                  (a) Benelytics owns or leases all tangible assets and properties which are necessary for the conduct of its business as currently conducted or which are reflected on the Benelytics Balance Sheet or acquired since the date of the Benelytics Balance Sheet (the "Benelytics Material Tangible Assets"). The Benelytics Material Tangible Assets are in good operating condition and repair, subject to reasonable wear and tear.

                  (b) Benelytics has good and marketable title to all Benelytics Material Tangible Assets that it owns, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except for liens for current taxes not yet due and payable.

                  (c) Assuming the due execution and delivery thereof by the other parties thereto, all leases of Benelytics Material Tangible Assets to which Benelytics is a party are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Set forth in Schedule Section 3.9(c) to the Benelytics Disclosure Schedule is a true and correct list of all such leases, and true and correct copies of all such leases have been provided to InsWeb.

                  (d) Benelytics owns no real property. Set forth in Schedule
Section 3.9(d) of the Benelytics Disclosure Schedule is a true and complete list of all real property leased by Benelytics. Assuming the due execution and delivery thereof by the other parties thereto, all such real property leases are in full force and effect and valid, binding and enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and
(ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. True and correct copies of all such real property leases have been provided to InsWeb.

      Section 3.10 Intellectual Property.

                  (a) Benelytics owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of Benelytics as currently conducted, the absence of which rights would be reasonably likely to have a Material Adverse Effect on Benelytics (all of which are hereinafter referred to as the "Benelytics Intellectual Property Rights"), free and clear of all liens, claims or encumbrances. The foregoing representation as it relates to Licensed Intellectual Property (as defined below) is limited to Benelytics' interest pursuant to licenses from third parties, each of which is in full force and effect, is valid, binding and enforceable and grants Benelytics such rights to such intellectual property as are necessary to the business of Benelytics as currently conducted.

                  (b) Schedule Section 3.10((b)) to the Benelytics Disclosure Schedule contains an accurate and complete description of (i) all patents and patent applications and all trademarks, trade names, service marks and registered copyrights included in the Benelytics Intellectual Property Rights, including the jurisdictions in which each such Benelytics Intellectual Property Right has been issued or registered or in which any such application for such issuance and registration has been filed, (ii) all licenses, sublicenses, distribution agreements and other agreements to which Benelytics is a party and pursuant to which any person is authorized to use any Benelytics Intellectual Property Rights or has the right to manufacture, reproduce, market or exploit any product of Benelytics (a "Benelytics Product") or any adaptation, translation or derivative work based on any Benelytics Product or any portion thereof, (iii) all licenses, sublicenses and other agreements to which Benelytics is a party and pursuant to which Benelytics is authorized to use any third party technology, trade secret, know-how, process, patent, trademark or copyright, including software ("Licensed Intellectual Property"), which is used in the manufacture of, incorporated in or forms a part of any Benelytics Product, (iv) all joint development agreements to which Benelytics is a party, and (v) all agreements with Governmental Entities or other third parties pursuant to which Benelytics has obtained funding for research and development activities.

                  (c) Benelytics is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Benelytics Intellectual Property Rights or Licensed Intellectual Property.

                  (d) To Benelytics' knowledge, all patents and registered trademarks, service marks and copyrights claimed by or issued to Benelytics which relate to any Benelytics Product are valid and subsisting. Benelytics (i) has not received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, (ii) has no knowledge that the manufacturing, marketing, licensing or sale of any Benelytics Product infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, and (iii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any Benelytics Intellectual Property Rights or Licensed Intellectual Property.

                  (e) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any Benelytics Product at any stage of its development (the "Benelytics Components") were written, developed and created solely and exclusively by employees of Benelytics without the assistance of any third party or were created by third parties who assigned ownership of their rights with respect thereto to Benelytics by means of valid and enforceable agreements, which are listed and described in Schedule Section 3.10((e)) to the Benelytics Disclosure Schedule and copies of which have been provided to InsWeb. Benelytics has at all times used commercially reasonable efforts to treat the

Benelytics Products and Benelytics Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by their release into the public domain.

                  (f) Each person currently or formerly employed by Benelytics (including independent contractors, if any) that has or had access to confidential information of Benelytics has executed and delivered to Benelytics a confidentiality and non-disclosure agreement in the form previously provided to InsWeb. To Benelytics' knowledge, neither the execution or delivery of any such agreement, nor the carrying on of Benelytics' business as currently conducted and as currently proposed to be conducted by any such person, as an employee or independent contractor, has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

      Section 3.11 Bank Accounts. Schedule Section 3.11 to the Benelytics Disclosure Schedule sets forth the names and locations of all banks and other financial institutions at which Benelytics maintains accounts of any nature, the type of accounts maintained at each such institution and the names of all persons authorized to draw thereon or make withdrawals therefrom.

      Section 3.12 Contracts.

                  (a) Except as set forth in Schedule Section 3.12 to the Benelytics Disclosure Schedule, Benelytics is not a party or subject to any agreement, obligation or commitment, written or oral:

                        (i) that calls for any fixed or contingent payment or expenditure or any related series of fixed or contingent payments or expenditures by or to Benelytics totaling more than $10,000 in any calendar year;

                        (ii) with employees, agents, advisors, salesmen, sales representatives, independent contractors or consultants that are not cancelable by it on no more than thirty (30) days' notice and without liability, penalty or premium;

                        (iii) that restricts Benelytics from carrying on anywhere in the world its business or any portion thereof as currently conducted;

                        (iv) to provide funds to or to make any investment in any other person or entity (in the form of a loan, capital contribution or otherwise);

                        (v) with respect to obligations as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any other person or entity;

                        (vi) for any line of credit, standby financing, revolving credit or other similar financing arrangement;

                        (vii) with any distributor, original equipment manufacturer, value added remarketer or other person for the distribution of any of the Benelytics Products; or

                        (viii) that is otherwise material to the business or financial results of operations of Benelytics.

                  (b) To Benelytics' knowledge, no party to any such contract, agreement or instrument has expressed its intention to cancel, withdraw, modify or amend such contract, agreement or instrument.

                  (c) Benelytics is not in default under or in breach or violation of, nor is there any valid basis for any claim of default by Benelytics under, or breach or violation by Benelytics of, any contract, commitment or restriction to which Benelytics is a party or by which Benelytics or any of its properties or assets is bound or affected, where such defaults, breaches, or violations would, in the aggregate, have a Material Adverse Effect on Benelytics. To Benelytics' knowledge, no other party is in default under or in breach or violation of, nor, to Benelytics' knowledge, is there any valid basis for any claim of default by any other party under, or any breach or violation by any other party of, any contract, commitment, or restriction to which Benelytics is a party or by which Benelytics or any of its properties or assets is bound or affected, where such defaults, breaches, or violations would, individually or in the aggregate, have a Material Adverse Effect on Benelytics.

      Section 3.13 Labor Difficulties. Benelytics is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment, employment practices or terms and conditions of employment. There is no unfair labor practice complaint against Benelytics pending, or to Benelytics' knowledge threatened, before any Governmental Entity. There is no strike, labor dispute, slowdown, or stoppage pending, or to Benelytics' knowledge threatened, against Benelytics. Benelytics is not now and has never been subject to any union organizing activities. Benelytics has not experienced any work stoppage or other labor difficulty. To Benelytics' knowledge, the consummation of the transactions contemplated by this Agreement will not have a Material Adverse Effect on its relations with Benelytics employees.

      Section 3.14 Trade Regulation. Benelytics has not terminated its relationship with or refused to ship Benelytics Products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay Benelytics in excess of $10,000 over any consecutive twelve (12) month period. All of the prices charged by Benelytics in connection with the marketing or sale of any of their products or services have been in compliance with all applicable laws and regulations. No claims have been asserted or, to Benelytics' knowledge, threatened against Benelytics with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to Benelytics' knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

      Section 3.15 Environmental Matters.

                  (a) As of the date hereof, except as set forth in Schedule
Section 3.15 to the Benelytics Disclosure Schedule, no material amount of any substance that has been designated by applicable law or regulation to be radioactive, toxic, hazardous or otherwise a danger to human health or the environment, excluding office and janitorial supplies, and other similar substances (a "Hazardous Material"), is present, as a result of the actions of Benelytics or, to Benelytics' knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that Benelytics has at any time owned, operated, occupied or leased. To the knowledge of Benelytics, no underground storage tanks are present under any property that Benelytics has at any time owned, operated, occupied or leased.

                  (b) At no time has Benelytics transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials (collectively, "Hazardous Materials Activities") in violation of any law, rule, regulation or treaty promulgated by any Governmental Entity.

                  (c) Benelytics currently holds all environmental approvals, permits, licenses, clearances and consents (the "Environmental Permits") necessary for the conduct of its business as such business is currently being conducted.

                  (d) No action, proceeding, writ, injunction or claim is pending or, to the knowledge of Benelytics, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Benelytics. Benelytics is not aware of any fact or circumstance which could reasonably be expected to involve Benelytics in any environmental litigation or impose upon Benelytics any liability concerning Hazardous Materials Activities.

      Section 3.16 Employee Benefit Plans.

                  (a) Benelytics has set forth in Schedule Section 3.16 to the Benelytics Disclosure Schedule (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended) ("ERISA"), (ii) all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and (iii) all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Benelytics (individually, a "Benelytics Employee Plan," and collectively, the "Benelytics Employee Plans").

                  (b) With respect to each Benelytics Employee Plan, Benelytics has provided to InsWeb true and correct copies of (i) all documents embodying such Benelytics Employee Plan, including all amendments thereto, and (ii) each trust agreement, group annuity contract and other agreement, if any, relating to such Benelytics Employee Plan.

                  (c) With respect to the Benelytics Employee Plans, individually and in the aggregate, no event has occurred, and, to the knowledge of Benelytics, there exists no condition or set of circumstances in connection with which Benelytics could be subject to any material liability.

                  (d) With respect to the Benelytics Employee Plans, individually and in the aggregate, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP, on the financial statements or books of Benelytics.

                  (e) Benelytics is not a party to any oral or written (i) union or collective bargaining agreement, (ii) agreement with any officer or other key employee of Benelytics, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Benelytics of the nature contemplated by this Agreement, (iii) agreement with any officer of Benelytics providing any term of employment or compensation guarantee or for the payment of compensation in excess of $60,000 per annum, or
(iv) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

                  (f) Benelytics has performed in all material respects all obligations required to be performed by it under, is not in material default or violation of, and has no knowledge of any default or violation by any other party to, each Benelytics Employee Plan, and each Benelytics Employee Plan has been established and maintained in all respects in accordance with its terms and in compliance in all respects with all applicable laws, statutes, orders, rules and regulations, including but not limited to applicable provisions of ERISA and the Code. Each Benelytics Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to such plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination. No "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Benelytics Employee Plan. There are no actions, suits or claims pending, or, to the knowledge of Benelytics, threatened or reasonably anticipated (other than routine claims for benefits) against any Benelytics Employee Plan or against the assets of any Benelytics Employee Plan. Each Benelytics Employee Plan can be amended, terminated or otherwise discontinued in accordance with its terms, without liability to InsWeb, Benelytics or any of its affiliates (other than ordinary administration expenses typically incurred in a termination event). There are no audits, inquiries or proceedings pending or, to the knowledge of Benelytics, threatened by the IRS or the U.S. Department of Labor with respect to any Benelytics Employee Plan. Neither Benelytics nor any affiliate of Benelytics is subject to any penalty or tax with respect to any Benelytics Employee

Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code. Each Benelytics Employee Plan which is a group health plan (within the meaning of Section 5000(b)(1) of the Code) and subject to the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"), has been maintained in all respects in compliance with its terms and conditions and has complied in all respects with the Code and ERISA, including the continuation coverage requirements of COBRA, and such plan is not subject to any damages, penalties, or excise taxes arising out of or in connection with COBRA.

                  (g) Benelytics does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any pension plan within the meaning of Section 3(2) of ERISA which is subject to Title IV of ERISA or Section 412 of the Code. At no time has Benelytics contributed to or been requested to contribute to any multiemployer plan as defined in Section 3(37) of ERISA.

      Section 3.17 Compliance with Laws. Benelytics has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation applicable to the ownership or operation of its business, except for failures to comply or violations which would not be reasonably likely to have a Material Adverse Effect on Benelytics.

      Section 3.18 Employees and Consultants. Schedule Section 3.18 to the Benelytics Disclosure Schedule contains a list of the names of all employees and consultants of Benelytics and their salaries or wages, other compensation, dates of employment and positions.

      Section 3.19 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity or, to the knowledge of Benelytics, threatened against Benelytics or any of its properties or officers or directors (in their capacities as such). There is no judgment, decree or order against Benelytics or, to the knowledge of Benelytics, any of its directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Benelytics.

      Section 3.20 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Benelytics which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future (as disclosed to InsWeb) business practice of Benelytics, any acquisition of property by Benelytics, or the conduct of business by Benelytics as currently conducted or as currently proposed to be conducted and as disclosed to InsWeb.

      Section 3.21 Governmental Authorization. Benelytics has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of Benelytics (collectively, the "Benelytics Authorizations"), and all of such Benelytics Authorizations are in full force and effect.

      Section 3.22 Insurance. Benelytics has insurance policies of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of

Benelytics. Schedule Section 3.22 to the Benelytics Disclosure Schedule contains a list and description of all such policies. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and Benelytics is otherwise in compliance with the terms of such policies. Benelytics has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      Section 3.23 Interested Party Transactions. To the knowledge of Benelytics, no director, officer or shareholder of Benelytics has any interest in (i) any material equipment or other property or asset, real or personal, tangible or intangible, including, without limitation, any of the Benelytics Intellectual Property Rights, used in connection with or pertaining to the business of Benelytics, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the Benelytics Products, (iii) any entity that competes with Benelytics, or with which Benelytics is affiliated or has a business relationship, or (iv) any agreement, obligation or commitment, written or oral, to which Benelytics is a party; provided, however, that no such person shall be deemed to have such an interest solely by virtue of ownership of less than five percent (5%) of the outstanding stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a recognized stock exchange or on the Nasdaq National Market.

      Section 3.24 Indemnification Claims. Schedule Section 3.24 to the Benelytics Disclosure Schedule sets forth a list of all persons who are parties to director, officer and/or employee indemnification agreements with Benelytics (the "Indemnification Agreements"). Except as set forth in Schedule Section 3.24 to the Benelytics Disclosure Schedule, there are no outstanding claims under any of the Indemnification Agreements or under any indemnification rights granted pursuant to the Articles of Incorporation or Bylaws of Benelytics (as currently in effect); and to Benelytics` knowledge, there are no facts or circumstances that either now, or with the passage of time, could reasonably be expected to provide a basis for a claim under any such Indemnification Agreement or under any indemnification rights granted pursuant to the Articles of Incorporation or Bylaws of Benelytics.

      Section 3.25 No Existing Discussions. As of the date hereof, Benelytics is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to a Benelytics Acquisition Proposal (as defined in Section Section 6.1).

      Section 3.26 Payments Resulting from Merger. Neither the consummation nor announcement of any transaction contemplated by this Agreement will (either alone or upon the occurrence of any additional or further acts or events) result in any material payment (whether of severance pay or otherwise) becoming due from Benelytics to any director, officer, employee or former employee thereof under (i) any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee or any plan, agreement or understanding similar to any of the foregoing, or any "rabbi trust" or similar arrangement, or (ii) material benefit under any Benelytics Employee Plan being established or becoming accelerated, vested or payable.

      Section 3.27 Real Property Holding Corporation. Benelytics is not a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

      Section 3.28 Corporate Documents. Benelytics has furnished to InsWeb, or its representatives, for its examination (i) its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the Board of Directors and any committees thereof and (ii) all permits, orders, and consents issued by any Governmental Entity with respect to Benelytics. The corporate minute books and other corporate records of Benelytics are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction. Benelytics has delivered or made available to InsWeb or its representatives true and complete copies of all documents which are referred to in this Article III or in the Benelytics Disclosure Schedule.

      Section 3.29 No Misrepresentation. No representation or warranty by Benelytics in this Agreement, or any statement, certificate or schedule furnished or to be furnished by or on behalf of Benelytics pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF INSWEB AND SUB

      InsWeb and Sub represent and warrant to Benelytics that the statements contained in this Article IV are true and correct, except as set forth in the disclosure schedule delivered by InsWeb to Benelytics on or before the date of this Agreement and attached hereto (the "InsWeb Disclosure Schedule").

      Section 4.1 Organization. Each of InsWeb, Sub and InsWeb's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on InsWeb. InsWeb has delivered true and correct copies of the Certificate of Incorporation and Bylaws of InsWeb, each as amended to date, to Benelytics. InsWeb is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. Except as described in the InsWeb Disclosure Schedule, neither InsWeb nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

      Section 4.2 InsWeb Capital Structure.

                  (a) The authorized capital stock of InsWeb consists of (i) 50,000,000 shares of InsWeb Common Stock, of which 9,982,276 shares are issued and outstanding, and (ii) 2,000,000 shares of InsWeb Preferred Stock, (A) 176,471 shares of which have been designated Series A Preferred Stock, all of which are issued and outstanding and which are convertible, in the aggregate, into 1,764,710 shares of Common Stock, (B) 27,864 shares of which have been designated Series A-1 Preferred Stock, all of which are issued and outstanding and which are convertible, in the aggregate, into 278,640 shares of Common Stock, (C) 176,471 shares of which have been designated Series B Preferred Stock, all of which are issued and outstanding and which are convertible, in the aggregate, into 1,764,710 shares of Common Stock, (D) 61,920 shares of which have been designated Series C Preferred Stock, all of which are issued and outstanding and which are convertible, in the aggregate, into 619,200 shares of Common Stock, and (E) 190,621 shares of which have been designated Series D Preferred Stock, 49,408 of which are issued and outstanding and convertible, in the aggregate, into 494,080 shares of Common Stock. All such outstanding shares of InsWeb capital stock have been duly authorized, validly issued, fully paid and are nonassessable, have been issued in accordance with all applicable state and federal securities laws, and are subject to no preemptive rights or rights of first refusal created by statute, the charter documents of InsWeb or any agreement to which InsWeb is a party or by which it is bound. As of the date hereof, an aggregate of 1,724,364 shares of InsWeb Common Stock are reserved for issuance under InsWeb's employee stock option plans (collectively, the "InsWeb Option Plans"), 1,442,714 of which shares are subject to outstanding options, and 281,650 of which shares are reserved for future option grants.

                  (b) All of the outstanding shares of capital stock of Sub are duly authorized, validly issued, fully paid and nonassessable, and all such shares are owned by InsWeb free and clear of all security interests, liens, claims, pledges, agreements, limitations on InsWeb's voting rights, charges or other encumbrances of any nature.

                  (c) Except as set forth in this Section Section 4.2 or the InsWeb Disclosure Schedule, there are (i) no equity securities of any class of InsWeb, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights or other commitments or agreements of any character to which InsWeb is a party or by which it is bound obligating InsWeb to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed any equity securities of InsWeb or obligating InsWeb to grant, extend, accelerate the vesting of, change the exercise price of or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. To the knowledge of InsWeb, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of capital stock of InsWeb.

                  (d) The shares of InsWeb Common Stock to be issued pursuant to the Merger, when issued, will be duly authorized, validly issued, fully paid, and nonassessable.

      Section 4.3 Authority; No Conflict; Required Filings and Consents.

                  (a) InsWeb and Sub have all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents to which they are or will be parties and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which InsWeb or Sub is or will be a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of InsWeb and Sub, respectively, subject only to the approval of the Merger by InsWeb's stockholders. This Agreement and the other Transaction Documents to which InsWeb and/or Sub are parties have been or will be duly executed and delivered by InsWeb and/or Sub and constitute or will constitute the valid and binding obligations of InsWeb and/or Sub, enforceable in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy laws and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

                  (b) The execution and delivery by InsWeb and Sub of this Agreement and the other Transaction Documents to which they are or will be parties does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of InsWeb or Sub,
(ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default under, or give rise to a right of termination, cancellation or acceleration of any material obligation or loss of any material benefit under, any note, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which InsWeb or Sub is a party or by which either of them or any of their properties or assets may be bound, or
(iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to InsWeb or Sub or any of its or their properties or assets, except in the case of clauses (ii) and (iii) above for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect on InsWeb.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to InsWeb or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Merger Agreement and the Officers' Certificates with the California Secretary of State in accordance with the GCL, (ii) the filing of a certificate of merger with the Delaware Secretary of State; (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country and (iv) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have a Material Adverse Effect on InsWeb and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

      Section 4.4 InsWeb Financial Statements. InsWeb has delivered to Benelytics copies of (i) its audited consolidated financial statements as of, and for the years ended, December 31, 1996 and 1997, and (ii) its unaudited financial statements as of, and for the nine-month period ended, September 30, 1998 (collectively, the "InsWeb Financial Statements"). The InsWeb Financial Statements have been, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, except (in the case of the unaudited interim financial statements) for the absence of required footnotes. The InsWeb Financial Statements present fairly in all material respects the financial position of InsWeb as of the respective dates and the consolidated results of InsWeb's operations and cash flows for the periods indicated, except that the interim InsWeb Financial Statements are subject to normal and recurring year-end audit adjustments which will not be material in amount. InsWeb maintains a standard system of accounting established and administered in accordance with GAAP.

      Section 4.5 Absence of Undisclosed Liabilities. InsWeb and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements in accordance with
GAAP), and whether due or to become due, which individually or in the aggregate would be reasonably likely to have a Material Adverse Effect on InsWeb, other than (i) liabilities reflected or provided for on InsWeb's balance sheet as of September 30, 1998 (the "InsWeb Balance Sheet"), (ii) liabilities specifically described in this Agreement, or in the InsWeb Disclosure Schedule, and (iii) normal or recurring liabilities incurred since September 30, 1998 in the ordinary course of business consistent with past practices.

      Section 4.6 Absence of Certain Changes or Events. Since September 30, 1998, InsWeb has conducted its business in the ordinary course and in a manner consistent with past practices and, since such date, InsWeb has not:

                  (a) suffered any event or occurrence that has had or could reasonably be expected to have a Material Adverse Effect on InsWeb;

                  (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting its properties or business;

                  (c) declared, set aside or paid any divided or made any other distribution on or in respect of the shares of its capital stock or declared any direct or indirect redemption, retirement, purchase or other acquisition or such shares;

                  (d) issued any shares of its capital stock or any warrants, rights, or options for, or entered into any commitment relating to such capital stock except for options and rights to purchase shares of InsWeb Common Stock granted under the InsWeb Option Plans in the ordinary course of business and consistent with past practices, and shares of InsWeb Common Stock issued upon the exercise of stock options and rights;

                  (e) made any material change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates;

                  (f) sold, leased, abandoned or otherwise disposed of any real property or any material amounts of machinery, equipment or other operating property;

                  (g) sold, assigned, transferred, licensed or otherwise disposed of any material patent, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset except for transactions entered into in the ordinary course of its business;

                  (h) entered into any material commitment or transaction (including without limitation any borrowing or capital expenditure) other than in the ordinary course of business;

                  (i) incurred any material liability, except in the ordinary course of business and consistent with past practice;

                  (j) permitted or allowed any of its property or assets to be subjected to any mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests incurred in the ordinary course of business;

                  (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with any of its officers, directors or shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses incurred in the ordinary course of business;

                  (l) agreed to take any action described in this Section
Section 4.6 or which would constitute a breach of any of the representations or warranties of InsWeb contained in this Agreement; or

                  (m) taken any other action that would have required the consent of Benelytics pursuant to Section Section 5.2 (and which has not been obtained) had such action occurred after the date of this Agreement.

      Section 4.7 Taxes.

                  (a) InsWeb has timely filed or caused to be filed all returns, estimates, information statements and reports required to be filed with any taxing authority ("InsWeb Returns") relating to any and all Taxes concerning or attributable to InsWeb or its operations (or requests for extensions of time to file such returns have been filed, granted and have not expired) and such InsWeb Returns are true and correct in all material respects and have been completed in all material respects in accordance with applicable law.

                  (b) InsWeb, as of the Closing Date: (i) will have paid all Taxes it is required to pay prior to the Closing Date and (ii) will have withheld with respect to its employees all Taxes required to be withheld.

                  (c) There is no Tax deficiency outstanding or assessed or, to InsWeb's knowledge, proposed against InsWeb that is not reflected as a liability on the InsWeb Balance Sheet nor has InsWeb executed any agreements or waivers extending any statute of limitations on or extending the period for the assessment or collection of any Tax.

                  (d) InsWeb has no material liabilities for unpaid Taxes that have not been accrued for or reserved on the InsWeb Balance Sheet, whether asserted or unasserted, contingent or otherwise.

                  (e) InsWeb is not a party to any tax-sharing agreement or similar arrangement with any other party, or any contractual obligation to pay any Tax obligations of, or with respect to any transaction relating to, any other person or to indemnify any other person with respect to any Tax.

      Section 4.8 Tangible Assets.

                  (a) InsWeb owns or leases all tangible assets and properties which are necessary for the conduct of its business as currently conducted or which are reflected on the InsWeb Balance Sheet or acquired since the date of the InsWeb Balance Sheet (the "InsWeb Material Tangible Assets"). The InsWeb Material Tangible Assets are in good operating condition and repair, subject to reasonable wear and tear.

                  (b) InsWeb has good and marketable title to all InsWeb Material Tangible Assets that it owns, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except for liens for current taxes not yet due and payable.

      Section 4.9 Intellectual Property.

                  (a) InsWeb owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material that are necessary to conduct the business of InsWeb as currently conducted, or as currently proposed to be conducted and disclosed to Benelytics, the absence of which rights would be reasonably likely to have a Material Adverse Effect on InsWeb (all of which are referred to as the "InsWeb Intellectual Property Rights"), free and clear of all liens, claims or encumbrances.

                  (b) InsWeb is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the InsWeb Intellectual Property Rights, the breach of which would be likely to have a Material Adverse Effect on InsWeb.

                  (c) To InsWeb's knowledge, all patents and registered trademarks, service marks and copyrights claimed by or issued to InsWeb which relate to any product of InsWeb ("InsWeb Product") are valid and subsisting. InsWeb (i) has not received notice that it has been sued in any suit, action or proceeding which involves a claim of infringement of any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, (ii) has no knowledge that the manufacturing, marketing, licensing or sale of any InsWeb Product infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, and (iii) has no knowledge of any claim challenging or questioning the validity or effectiveness of any license or agreement relating to any InsWeb Intellectual Property Rights.

                  (d) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any InsWeb Product at any stage of its development (the "InsWeb Components") were written, developed and created solely and exclusively by employees of InsWeb without the assistance of any third party or were created by third parties who assigned ownership of their rights with respect thereto to InsWeb by means of valid and enforceable agreements. InsWeb has at all times used commercially reasonable efforts to treat the InsWeb Products and InsWeb Components as containing trade secrets and has not disclosed or otherwise dealt with such items in such a manner as to cause the loss of such trade secrets by their release into the public domain.

                  (e) Each person currently or formerly employed by InsWeb (including independent contractors, if any) that has or had access to confidential information of InsWeb has executed and delivered to InsWeb a confidentiality and non-disclosure agreement in the form previously provided to Benelytics. To InsWeb's knowledge, neither the execution or delivery of any such agreement, nor the carrying on of InsWeb's business as currently conducted and as currently proposed to be conducted by any such person, as an employee or independent contractor, has or will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such persons is obligated.

      Section 4.10 Labor Difficulties. InsWeb is not engaged in any unfair labor practice or in violation of any applicable laws respecting employment, employment practices or terms and conditions of employment. There is no unfair labor practice complaint against InsWeb pending, or to InsWeb's knowledge threatened, before any Governmental Entity. There is no strike, labor dispute, slowdown, or stoppage pending, or to InsWeb's knowledge threatened, against InsWeb. InsWeb is not now and has never been subject to any union organizing activities. InsWeb has not experienced any work stoppage or other labor difficulty. To InsWeb's knowledge, (i) the consummation of the transactions contemplated by this Agreement will not have a Material Adverse Effect on its relations with InsWeb employees, and (ii) none of the InsWeb employees intends to leave their employment, whether as a result of the transactions contemplated by this Agreement or otherwise.

      Section 4.11 Trade Regulation. InsWeb has not terminated its relationship with or refused to ship InsWeb Products to any dealer, distributor, third party marketing entity or customer which had theretofore paid or been obligated to pay InsWeb in excess of $10,000 over any consecutive twelve (12) month period. All of the prices charged by InsWeb in connection with the marketing or sale of any of their products or services have been in compliance with all applicable laws and regulations. No claims have been asserted or, to InsWeb's knowledge, threatened against InsWeb with respect to the wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to InsWeb's knowledge, no specific situation, set of facts, or occurrence provides any basis for any such claim.

      Section 4.12 Environmental Matters.

                  (a) As of the date hereof, except as set forth in Schedule
Section 4.12 to the InsWeb Disclosure Schedule, no material amount of any substance that has been designated by applicable law or regulation to be radioactive, toxic, hazardous or otherwise a danger to human health or the environment, excluding office and janitorial supplies, and other similar substances (a "Hazardous Material"), is present, as a result of the actions of InsWeb or, to InsWeb's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water, that InsWeb has at any time owned, operated, occupied or leased. To the knowledge of InsWeb, no underground storage tanks are present under any property that InsWeb has at any time owned, operated, occupied or leased.

                  (b) At no time has InsWeb transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law, rule, regulation or treaty promulgated by any Governmental Entity.

                  (c) InsWeb currently holds all Environmental Permits necessary for the conduct of its business as such businesses is currently being conducted.

                  (d) No action, proceeding, writ, injunction or claim is pending or, to the knowledge of InsWeb, threatened concerning any Environmental Permit or any Hazardous Materials Activity of InsWeb. InsWeb is not aware of any fact or circumstance which could reasonably be expected to involve InsWeb in any environmental litigation or impose upon InsWeb any liability concerning Hazardous Materials Activities.

      Section 4.13 Agreements, Contracts and Commitments. InsWeb has not breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment ("InsWeb Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to collect material damages from InsWeb under any InsWeb Material Contract. Each InsWeb Material Contract that has not expired or been terminated is in full force and effect and is not subject to any material default thereunder of which InsWeb is aware by any party obligated to InsWeb pursuant to such InsWeb Material Contract.

      Section 4.14 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending before any Governmental Entity or, to the knowledge of InsWeb, threatened against InsWeb or any of its properties or officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on InsWeb. There is no judgment, decree or order against InsWeb or, to the knowledge of InsWeb, any of its directors or officers (in their capacities as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on InsWeb.

      Section 4.15 Compliance with Laws. InsWeb has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation applicable to the ownership or operation of its business, except for failures to comply or violations which would not be reasonably likely to have a Material Adverse Effect on InsWeb.

      Section 4.16 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon InsWeb which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future (as disclosed to Benelytics) business practice of InsWeb, any acquisition of property by InsWeb, or the conduct of business by InsWeb as currently conducted or as currently proposed to be conducted and as disclosed to Benelytics.

      Section 4.17 Governmental Authorization. InsWeb has obtained each governmental consent, license, permit, grant or other authorization of a Governmental Entity that is required for the operation of the business of InsWeb (collectively, the "InsWeb Authorizations"), and all of such InsWeb Authorizations are in full force and effect, except where the failure to obtain the same would not be reasonably likely to have a Material Adverse Effect on InsWeb.

      Section 4.18 Insurance. InsWeb has insurance policies of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of InsWeb. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and InsWeb is otherwise in compliance with the terms of such policies. InsWeb has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      Section 4.19 Interested Party Transactions. To the knowledge of InsWeb, no director, officer or shareholder of InsWeb has any interest in (i) any material equipment or other property or asset, real or personal, tangible or intangible, including, without limitation, any of the InsWeb Intellectual Property Rights, used in connection with or pertaining to the business of InsWeb, (ii) any creditor, supplier, customer, manufacturer, agent, representative, or distributor of any of the InsWeb Products, (iii) any entity that competes with InsWeb, or with which InsWeb is affiliated or has a business relationship, or
(iv) any agreement, obligation or commitment, written or oral, to which InsWeb is a party; provided, however, that no such person shall be deemed to have such an interest solely by virtue of ownership of less than five percent (5%) of the


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

outstanding stock or debt securities of any publicly held company, the stock or debt securities of which are traded on a recognized stock exchange or on the Nasdaq National Market.

      Section 4.20 Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

      Section 4.21 Corporate Documents. InsWeb has furnished or made available to Benelytics, or its representatives, for its examination its minute book containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders, the Board of Directors and any committees thereof. The corporate minute books and other corporate records of InsWeb are complete and accurate in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same. All actions reflected in such books and records were duly and validly taken in compliance with the laws of the applicable jurisdiction. InsWeb has delivered or made available to Benelytics or its representatives true and complete copies of all documents which are referred to in this Article IV or in the InsWeb Disclosure Schedule.

      Section 4.22 No Misrepresentation. No representation or warranty by InsWeb or Sub in this Agreement, or any statement, certificate or schedule furnished or to be furnished by or on behalf of InsWeb or Sub pursuant to this Agreement, when taken together, contains or shall contain any untrue statement of a material fact or omits or shall omit to state a material fact required to be stated therein or necessary in order to make such statements, in light of the circumstances under which they were made, not misleading.

                                    ARTICLE V

                               CONDUCT OF BUSINESS

Section 5.1 Covenants of Benelytics. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Benelytics agrees (except to the extent that InsWeb shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Benelytics shall promptly notify InsWeb of any event or occurrence not in the ordinary course of business of Benelytics where such event or occurrence would result in a breach of any covenant of Benelytics set forth in this Agreement or cause any representation or warranty of Benelytics set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, Benelytics shall not, without the prior written consent of InsWeb:

                  (a) Grant any options under any employee plan of Benelytics, accelerate, amend or change the period of exercisability under any outstanding options, or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

                  (b) Transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Benelytics Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

                  (c) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

                  (d) Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Benelytics Common Stock upon the exercise of Benelytics Options outstanding as of the date of this Agreement;

                  (e) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets other than acquisitions involving aggregate consideration of not more than $10,000;

                  (f) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Benelytics;

                  (g) Take any action to (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, officers, (iii) grant any severance or termination pay to, or enter into any employment or severance agreement, with any non-officer employee, except in accordance with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (h) Revalue any of its assets, including writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

                  (i) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities or guarantee any debt securities of others, other than indebtedness incurred under outstanding lines of credit consistent with past practice;

                  (j) Amend or propose to amend its Articles of Incorporation or Bylaws, except as contemplated by this Agreement;

                  (k) Incur or commit to incur any individual capital expenditure other than the existing commitments set forth in the Benelytics Disclosure Schedule;

                  (l) Enter into or amend any agreements pursuant to which any third party is granted exclusive marketing or manufacturing rights with respect to any Benelytics product;

                  (m) Enter into or commit to enter into any data or marketing agreement involving any revenue guarantees or revenue-sharing arrangements;

                  (n) Amend or terminate any material contract, agreement or license to which it is a party except in the ordinary course of business;

                  (o) Waive or release any material right or claim, except in the ordinary course of business;

                  (p) Initiate any litigation or arbitration proceeding; or

                  (q) Take or agree to take, in writing or otherwise, any of the actions described in Sections ((a)) through ((p)) above, or any action which is reasonably likely to make any of Benelytics' representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

      Section 5.2 Covenants of InsWeb. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, InsWeb agrees (except to the extent that Benelytics shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes when due, subject to good faith disputes over such debts or Taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization,
(ii) keep available the services of its present officers and key employees and
(iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. InsWeb shall promptly notify Benelytics of any event or occurrence not in the ordinary course of business of InsWeb where such event or occurrence would result in a breach of any covenant of InsWeb set forth in this Agreement or cause any representation or warranty of InsWeb set forth in this Agreement to be untrue as of the date of, or giving effect to, such event or occurrence. Except as expressly contemplated by this Agreement, InsWeb shall not, without the prior written consent of Benelytics:

                  (a) Grant any options under any employee plan of InsWeb (except for options and rights to purchase shares of InsWeb Common Stock granted under the InsWeb Option Plans, in the ordinary course of business and consistent with past practices), accelerate, amend or change the period of exercisability under any outstanding options, or authorize cash payments in exchange for any options granted under any of such plans except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

                  (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

                  (c) Sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of InsWeb, except for transactions entered into in the ordinary course of business;

                  (d) Amend or propose to amend its Certificate of Incorporation or Bylaws, in any manner that materially affects the rights, preferences or privileges of the holders of its capital stock, except as contemplated by this Agreement; or

                  (e) Take or agree to take, in writing or otherwise, any of the actions described in Sections (a) through (d) above, or any action which is reasonably likely to make any of Benelytics' representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

      Section 5.3 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of InsWeb and Benelytics shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

Section 6.1 No Solicitation by Benelytics.

                  (a) During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, Benelytics shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Benelytics, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "Benelytics Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Benelytics Acquisition Proposal, or (iii) agree to, approve or recommend any Benelytics Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent Benelytics or its Board of Directors from furnishing non-public information to, or entering in discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Benelytics Acquisition Proposal to the shareholders of Benelytics, if and only to the extent that the Board of Directors of Benelytics determines in good faith (after consultation with outside legal counsel) that such action is necessary for such Board of Directors to comply with its fiduciary duties to Benelytics' shareholders under applicable law.

                  (b) Benelytics shall notify InsWeb no later than twenty-four
(24) hours after receipt by Benelytics (or its advisors) of any Benelytics Acquisition Proposal or any request for nonpublic information in connection with a Benelytics Acquisition Proposal or for access to the properties, books or records of Benelytics by any person or entity that informs Benelytics that it is considering making, or has made, a Benelytics Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

      Section 6.2 Approval of Shareholders. Benelytics shall promptly after the date hereof take all action necessary in accordance with the law of the State of California and its Articles of Incorporation to seek the approval of the Merger by Benelytics shareholders as soon as possible. As promptly as practicable after the execution of this Agreement, subject to the review and approval of InsWeb, Benelytics shall prepare and, after receiving the authorization of InsWeb, distribute an information statement (the "Information Statement") to its shareholders for the purpose of soliciting approval of the Merger by the Benelytics shareholders. The Information Statement shall include the unanimous recommendation of the Board of Directors of Benelytics in favor of the Merger and this Agreement. Benelytics and InsWeb represent and warrant to the other that the respective information supplied by Benelytics and InsWeb for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the shareholders of Benelytics, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Information Statement not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication to the Benelytics shareholders which has become false or misleading. If at any time prior to the Effective Time any event relating to Benelytics or any of its Affiliates, officers or directors should be discovered by Benelytics which should be set forth in a supplement to the Information Statement, Benelytics shall promptly inform InsWeb. If at any time prior to the Effective Time any event relating to InsWeb or any of its officers or directors should be discovered by InsWeb which should be set forth in a supplement to the Information Statement, InsWeb shall promptly inform Benelytics. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Information Statement, Benelytics shall promptly inform InsWeb of such occurrence and cooperate in mailing to shareholders of Benelytics, such amendment or supplement. Benelytics shall take all other action necessary or advisable to secure the vote or consent of shareholders required to effect the Merger.

      Section 6.3 Consents. Each of InsWeb and Benelytics shall use all reasonable efforts to obtain any and all necessary consents, waivers and approvals under any of InsWeb's or Benelytics' material agreements, contracts, licenses or leases as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

      Section 6.4 Access to Information. Upon reasonable notice, Benelytics and InsWeb shall each afford to the officers, employees, accountants, counsel and other representatives of the other, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Benelytics and InsWeb shall furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will treat any such information which is nonpublic in confidence in accordance with the Joint Confidentiality Agreement dated December 1, 1997 (the "Confidentiality Agreement") between InsWeb and Benelytics, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms. No information or knowledge obtained in any investigation pursuant to this Section Section 6.4 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

      Section 6.5 Legal Conditions to Merger. Each of InsWeb and Benelytics will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (which actions shall include, without limitation, furnishing all information in connection with approvals of or filings with any Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon either of them or any of their Subsidiaries in connection with the Merger. Each of InsWeb and Benelytics will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other third party, required to be obtained or made by Benelytics, InsWeb or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

      Section 6.6 Public Disclosure. InsWeb and Benelytics shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

      Section 6.7 Tax-Free Reorganization. InsWeb and Benelytics shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. Neither InsWeb nor Benelytics has taken any action or knows of any fact, arrangement, or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

      Section 6.8 Brokers or Finders. Each of InsWeb and Benelytics represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, and each of InsWeb and Benelytics agrees to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its Affiliate.

      Section 6.9 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

      Section 6.10 Expenses. The parties shall each pay their own legal, accounting and financial advisory fees and other out-of-pocket expenses related to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated. In the event the Merger is consummated, legal, accounting and financial advisory fees and expenses and other out-of-pocket expenses incurred by Benelytics relating to the negotiation, preparation and carrying out of this Agreement and the transactions herein contemplated (the "Benelytics Transaction Expenses") shall be borne by the Surviving Corporation, subject to InsWeb's rights to indemnification under Section 9.2(a) with respect to Benelytics Transaction Expenses in excess of $60,000, in aggregate. A schedule of all Benelytics Transaction Expenses incurred or to be incurred through the Closing shall be submitted to InsWeb not later than two (2) business days prior to the Closing.

      Section 6.11 Employee Benefits.

                  (a) All Benelytics employees who remain employees of InsWeb, Benelytics or any other subsidiary of InsWeb following the Effective Time shall be entitled to participate in all employee benefit plans and programs (the "InsWeb Plans") that are available to other InsWeb employees holding comparable positions. The InsWeb Plans shall give full credit for each participant's period of continuous service with Benelytics prior to the Effective Time, to the extent permitted by such InsWeb Plans. In the case of medical and health insurance coverage, InsWeb shall cause the Surviving Corporation to continue to insure Benelytics employees under Benelytics' existing insurance plans or provide them with the opportunity to participate in InsWeb Plans providing generally comparable medical and health insurance coverage.

                  (b) Simultaneously with the Closing, InsWeb shall grant to Arthur J. Young ("Young") and Charles T. Marshall ("Marshall") options to purchase shares of InsWeb Common Stock pursuant to the Option Agreements in the form of Exhibit B-1 and B-2 hereto (the "Key Employee Options").

      Section 6.12 Voting Agreements. Benelytics shall cause each of Young, Marshall and certain other shareholders to execute and deliver to InsWeb, on or before the date of this Agreement, voting agreements and irrevocable proxies in the form attached hereto as Exhibit C (the "Voting Agreements"), agreeing, among other things, to vote in favor of the Merger. Such persons will own, in the aggregate, no less than fifty percent (50%) of the voting power of each of the outstanding Benelytics Common Stock and Benelytics Preferred Stock as of the date of this Agreement.

                                   ARTICLE VII

                              CONDITIONS TO MERGER

Section 7.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) This Agreement and the Merger shall have been approved and adopted by the requisite vote of the holders of the outstanding shares of Benelytics Common Stock and Benelytics Preferred Stock.

                  (b) All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the failure of which to obtain or comply with would be reasonably likely to have a Material Adverse Effect on InsWeb or Benelytics shall have been filed, occurred or been obtained.

                  (c) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting InsWeb's conduct or operation of the business of InsWeb or Benelytics after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                  (d) InsWeb shall have received all permits and other authorizations required under applicable state blue sky laws for the issuance of shares of InsWeb Common Stock pursuant to the Merger.

      Section 7.2 Additional Conditions to Obligations of InsWeb and Sub. The obligations of InsWeb and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by InsWeb and Sub:

                  (a) The representations and warranties of Benelytics set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties specifically speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect on Benelytics, or a material adverse effect upon the consummation of the transactions contemplated hereby; and InsWeb shall have received a certificate to such effect signed on behalf of Benelytics by the chief executive officer and the chief financial officer of Benelytics.

                  (b) Benelytics shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing, and InsWeb shall have received a certificate to such effect signed on behalf of Benelytics by the chief executive officer and the chief financial officer of Benelytics.

                  (c) InsWeb shall have received from Benelytics written evidence that the execution, delivery and performance of Benelytics' obligations under this Agreement have been duly and validly approved and authorized by the Board of Directors and the shareholders of Benelytics.

                  (d) InsWeb shall have received a written opinion from Gray Cary Ware & Freidenrich LLP, tax counsel to InsWeb, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided, however, that if such firm does not render such opinion, this condition shall be deemed to be satisified if such opinion is rendered to InsWeb by Wilson Sonsini Goodrich & Rosati, tax counsel to Benelytics. InsWeb agrees to make reasonable representations as requested by such counsel for purposes of rendering this opinion.

                  (e) InsWeb shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Merger under the material contracts of Benelytics, as set forth on Schedule Section 7.2((e)) hereto.

                  (f) InsWeb shall have received from each of the persons listed in Section Section 6.12 an executed Voting Agreement.

                  (g) Marshall and Young shall have executed and delivered Noncompetition Agreements in the form of Exhibits D-1 and D-2 hereto, respectively (the "Non-Competition Agreements").

                  (h) The Merger shall have been approved by the affirmative vote of the holders of not less than 95% of the outstanding shares of Benelytics Common Stock and not less than 95% of the outstanding shares of Benelytics Preferred Stock.

                  (i) InsWeb shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, corporate counsel to Benelytics, substantially in the form of Exhibit E hereto.

                  (j) Each of the shareholders of Benelytics and each of the holders of the Benelytics Notes shall have executed and delivered a Stockholder Agreement in the form of Exhibit F hereto (the "Stockholder Agreements").

                  (k) The Escrow Agreement shall have been executed and delivered by the Shareholder Representative (as defined in Section Section 9.7) and the Escrow Agent.

                  (l) All Benelytics Options shall have been exercised in full or terminated in a manner reasonably satisfactory to InsWeb and its counsel.

                  (m) Benelytics and the holders of each of the Benelytics Notes shall have executed and delivered the Noteholders' Agreement in the form of Exhibit G hereto.

      Section 7.3 Additional Conditions to Obligations of Benelytics. The obligation of Benelytics to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Benelytics:

                  (a) The representations and warranties of InsWeb and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations specifically speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) where the failure to be true and correct would not be reasonably likely to have a Material Adverse Effect on InsWeb and its Subsidiaries, taken as a whole, or a material adverse effect upon the consummation of the transactions contemplated hereby; and Benelytics shall have received a certificate to such effect signed on behalf of InsWeb by the chief executive officer and the chief financial officer of InsWeb.

                  (b) InsWeb and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing, and Benelytics shall have received a certificate to such effect signed on behalf of InsWeb by the chief executive officer and the chief financial officer of InsWeb.

                  (c) Benelytics shall have received from InsWeb and Sub written evidence that the execution, delivery and performance of InsWeb's and Sub's obligations under this Agreement have been duly and validly approved and authorized by the Boards of Directors and stockholders of InsWeb and Sub.

                  (d) Benelytics' shareholders shall have received the opinion of Wilson Sonsini Goodrich & Rosati, tax counsel to Benelytics, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided, however, that if such firm does not render such opinion, this condition shall be deemed to be satisified if such opinion is rendered to Benelytics by Gray Cary Ware & Freidenrich LLP, tax counsel to InsWeb. Benelytics agrees to make reasonable representations as requested by such counsel for purposes of rendering this opinion.

                  (e) InsWeb shall have executed and delivered the Noncompetition Agreements.

                  (f) InsWeb shall have executed and delivered the Stockholder Agreements.

                  (g) Benelytics shall have received a legal opinion from Gray Cary Ware & Freidenrich LLP, counsel to InsWeb, substantially in the form of Exhibit H hereto.

                  (h) The Escrow Agreement shall have been executed and delivered by InsWeb and the Escrow Agent.

                  (i) InsWeb shall have granted each of the Key Employee
Options.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections Section 8.1((b)) through Section 8.1((e)), by written notice by the terminating party to the other party):

                  (a) by the mutual written consent of InsWeb and Benelytics;

                  (b) by either InsWeb or Benelytics if the Merger shall not have been consummated by January 8, 1999 (provided that the right to terminate this Agreement under this Section Section 8.1((b)) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

                  (c) by either InsWeb or Benelytics if a court of competent jurisdiction or other Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section Section 6.9 of this Agreement;

                  (d) by InsWeb, if the Board of Directors of Benelytics shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to InsWeb or shall have publicly announced or disclosed to any third party its intention to do any of the foregoing; or

                  (e) by InsWeb or Benelytics, if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section Section 7.2((a)) or ((b)) (in the case of termination by InsWeb) or Section 7.3((a)) or ((b)) (in the case of termination by Benelytics) not to be satisfied and (ii) shall not have been cured within ten (10) business days following receipt by the breaching party of written notice of such breach from the other party.

      Section 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section Section 8.1, there shall be no liability or obligation on the part of InsWeb, Benelytics, Sub or their respective officers, directors, shareholders or Affiliates, except to the extent that such termination results from the willful breach by a party of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Sections Section 6.4 (second sentence), 6.8 and 6.10 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

      Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Benelytics and the stockholders of InsWeb, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders or stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                           ESCROW AND INDEMNIFICATION

Section 9.1 Survival of Representations and Warranties. If the Merger occurs, all of the representations and warranties contained in this Agreement shall survive the Closing Date and shall continue in full force and effect until one year following the Effective Time (the "Termination Date"), except for the representations and warranties of Benelytics set forth in Section Section 3.8, which shall survive until the applicable statutes of limitations expire.

      Section 9.2 Indemnification by Benelytics Shareholders.

                  (a) Subject to the terms and conditions contained herein, each of the shareholders of Benelytics and the holders of the Benelytics Notes shall indemnify, defend and hold harmless InsWeb, its officers, directors, employees and attorneys, all subsidiaries and affiliates of InsWeb, and the respective officers, directors, employees and attorneys of such entities (all such persons and entities being collectively referred to as the "InsWeb Group") from, against, for and in respect of any and all losses, damages, costs and expenses (including reasonable legal fees and expenses) which any member of the InsWeb Group may sustain or incur which are caused by or arise out of (i) any inaccuracy in or breach of any of the representations, warranties or covenants made by Benelytics in this Agreement, including the Benelytics Disclosure Schedule or (ii) any Benelytics Transaction Expenses in excess of $60,000 in aggregate (collectively, "InsWeb Losses"). References to shareholders of Benelytics, Benelytics shareholders, holders of Benelytics Notes or words of similar import in this Article IX shall be deemed to be references to the persons who were shareholders of Benelytics or holders of Benelytics Notes immediately prior to the Effective Time.

                  (b) No shareholder of Benelytics or holder of a Benelytics Note shall be required to indemnify any member of the InsWeb Group for any InsWeb Losses until the aggregate amount of all InsWeb Losses under all claims shall exceed $50,000 (the "Floor") (except for claims pursuant to clause (ii) of Section 9.2(a), which shall not be subject to the Floor); provided, however, that if the aggregate amount of InsWeb Losses in respect of such claims exceeds the Floor, the shareholders of Benelytics and the holders of the Benelytics Notes shall indemnify such member or members of the InsWeb Group for all InsWeb Losses (including the initial $50,000) in respect of such claims, subject to the further limitations set forth herein; and provided, further, except as specifically provided in Section Section 9.2((d)), the maximum aggregate liability of the shareholders of Benelytics pursuant to Section Section 9.2((a)) shall in no event exceed the aggregate value of the Escrow Shares, as determined pursuant to the Escrow Agreement.

                  (c) The obligation of the shareholders of Benelytics and the holders of the Benelytics Notes to indemnify members of the InsWeb Group for an InsWeb Loss under this Article IX is subject to the condition that the Shareholder Representative shall have received a claim for such InsWeb Loss on or before the Termination Date.

                  (d) The provisions of Sections Section 9.2((b)) and ((c)) and
Section 9.6 shall not limit, in any manner any remedy at law or in equity to which any member of the InsWeb Group shall be entitled against Benelytics, any shareholder of Benelytics, or any holder of a Benelytics Note as a result of willful fraud or intentional misrepresentation by Benelytics, such shareholder, such noteholder or any of their respective representatives.

      Section 9.3 Procedures for Indemnification.

                  (a) As used in this Article IX, the term "Indemnitee" means the member or members of the InsWeb Group seeking indemnification hereunder.

                  (b) A claim for indemnification hereunder (an "Indemnification Claim") shall be made by Indemnitee by delivery of a written notice to the Shareholder Representative and the Escrow Agent requesting indemnification and specifying the basis on which indemnification is sought in reasonable detail (and shall include relevant documentation related to the Indemnification Claim), the amount of the asserted InsWeb Losses and, in the case of a Third Party Claim (as defined in Section Section 9.4), containing (by attachment or otherwise) such other information as Indemnitee shall have concerning such Third Party Claim.

                  (c) If the Indemnification Claim involves a Third Party Claim, the procedures set forth in Section Section 9.4 shall be observed by Indemnitee and the Shareholder Representative.

                  (d) The Escrow Agent will not release any Escrow Shares held in the Escrow Account pursuant to an Indemnification until such Indemnification Claim has been resolved in accordance with Section 9.6.

      Section 9.4 Defense of Third Party Claims. Should any claim be made, or suit or proceeding be instituted against an Indemnitee which, if prosecuted successfully, would be a matter for which such Indemnitee is entitled to indemnification under this Article IX (a "Third Party Claim"), the obligations and liabilities of the parties hereunder with respect to such Third Party Claim shall be subject to the following terms and conditions:

                  (a) Indemnitee shall give the Shareholder Representative and the Escrow Agent written notice of any such claim promptly after receipt by Indemnitee of notice thereof, and the Shareholder Representative may undertake control of the defense thereof by counsel of its own choosing reasonably acceptable to Indemnitee. Indemnitee may participate in the defense through its own counsel at its own expense. The assumption of the defense of any Third Party Claim by the Shareholder Representative shall be an acknowledgment by the Shareholder Representative that such Third Party Claim is subject to indemnification under the provisions of this Article IX. If, however, the Shareholder Representative fails or refuses to undertake the defense of such Third Party Claim within fifteen (15) days after written notice of such claim has been delivered to the Shareholder Representative by Indemnitee, Indemnitee shall have the right to undertake the defense, compromise and, subject to Section Section 9.5, settlement of such Third Party Claim with counsel of its own choosing. In the circumstances described in the preceding sentence, Indemnitee shall, promptly upon its assumption of the defense of such Third Party Claim, make an Indemnification Claim as specified in Section Section 9.3((b)), which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein. Failure of Indemnitee to furnish written notice to the Shareholder Representative or the Escrow Agent of a Third Party Claim shall not release the shareholders of Benelytics from their obligations hereunder, except to the extent they are prejudiced by such failure.

                  (b) Indemnitee and the Shareholder Representative shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such claim and furnishing employees of Indemnitee as may be reasonably necessary for the preparation of the defense of any such Third Party Claim or for testimony as witness in any proceeding relating to such claim.

      Section 9.5 Settlement of Third Party Claims. Unless the Shareholder Representative has failed to fulfill its obligations under this Article IX, no settlement by Indemnitee of a Third Party Claim shall be made without the prior written consent by or on behalf of the Shareholder Representative, which consent shall not be unreasonably withheld or delayed. If the Shareholder Representative has assumed the defense of a Third Party Claim as contemplated by Section
Section 9.4, no settlement of such Third Party Claim may be made by the Shareholder Representative without the prior written consent by or on behalf of Indemnitee, which consent shall not be unreasonably withheld or delayed, unless such settlement includes a complete release of all claims against Indemnitee.

      Section 9.6 Manner of Indemnification.

                  (a) To provide a fund against which members of the InsWeb Group may assert Indemnification Claims under this Article IX, the Escrow Shares shall be withheld and deposited into Escrow pursuant to the Escrow Agreement in accordance with the provisions of Section Section 2.3 hereof. The Escrow Shares so deposited shall be held and distributed in accordance with the Escrow Agreement.

                  (b) Each Indemnification Claim asserted against the shareholders of Benelytics and the holders of the Benelytics Notes pursuant to this Article IX shall be made only in accordance with the Escrow Agreement, subject to the provisions of Section Section 9.2((d)) hereof.

      Section 9.7 Shareholder Representative. For purposes of this Agreement the shareholders of Benelytics and the holders of the Benelytics Notes, without any further action on the part of any such person, shall be deemed to have consented to the appointment of Marshall as the representative of such persons (the "Shareholder Representative"), as the attorney-in-fact for and on behalf of each such person, and the taking by the Shareholder Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including, without limitation, the exercise of the power to (i) execute the Escrow Agreement, (ii) authorize delivery to InsWeb of the Escrow Shares, or any portion thereof, in satisfaction of Indemnification Claims, (iii) agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such Indemnification Claims, (iv) resolve any Indemnification Claims and (v) take all actions necessary in the judgment of the Shareholder Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and the Escrow Agreement. Accordingly, the Shareholder Representative has unlimited authority and power to act on behalf of each shareholder of Benelytics and each holder of a Benelytics Note with respect to this Agreement and the Escrow Agreement and the disposition, settlement or other handling of all Indemnification Claims, rights or obligations arising from and taken pursuant to this Agreement. The shareholders of Benelytics and the holders of the Benelytics Notes will be bound by all actions taken by the Shareholder Representative in connection with this Agreement, and InsWeb shall be entitled to rely on any action or decision of the Shareholder Representative. The Shareholder Representative will incur no liability with respect to any action taken or suffered by him in reliance upon any notice, direction, instruction, consent, statement or other document believed by him to be genuine and to have been signed by the proper person (and shall have no responsibility to determine the authenticity thereof), nor for any other action or inaction, except his own willful misconduct, bad faith or gross negligence. In all questions arising under this Agreement or the Escrow Agreement, the Shareholder Representative may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Shareholder Representative based on such advice, the Shareholder Representative will not be liable to anyone. The Shareholder Representative will not be required to take any action involving any expense unless the payment of such expense is made or provided for in a manner satisfactory to him. At any time during the term of the Escrow Agreement, holders of a majority of the Escrow Shares can appoint a new Shareholder Representative by written consent by sending notice and a copy of the written consent appointing such new Shareholder Representative signed by holders of a majority of the Escrow Shares to InsWeb and the Escrow Agent. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by InsWeb and the Escrow Agent.

                                    ARTICLE X

                               GENERAL PROVISIONS

Section 10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)   if to InsWeb or Sub, to:

                        InsWeb Corporation
                        901 Marshall Street
                        Redwood City, CA  94063
                        Attention: Marian C. Taylor, Esq.
                        Fax: (650) 817-0350
                        Tel: (650) 298-9100
                        with a copy to:

                        Gray Cary Ware & Freidenrich LLP
                        400 Hamilton Avenue
                        Palo Alto, CA 94301-1825
                        Attention:  Dennis C. Sullivan, Esq.
                        Fax:  (650) 327-3699
                        Tel:  (650) 328-6561

                  (b)   if to Benelytics, to

                        Benelytics, Inc.
                        4320 Stevens Creek Boulevard, Suite 275
                        San Jose, CA  95129
                        Attention:  Arthur Young
                        Fax:  (800) 924-4482
                        Tel:  (408) 260-6931

                        with a copy to:

                        Wilson Sonsini Goodrich & Rosati
                        650 Page Mill Road
                        Palo Alto, CA  94304
                        Attention:  Robert Brownell, Esq.
                        Fax:  (650) 493-9300
                        Tel:  (650) 493-6811

                  (c)   if to the Shareholder Representative, to

                        Mr. Charles Marshall
                        c/o Benelytics, Inc.
                        4320 Stevens Creek Boulevard, Suite 275
                        San Jose, CA  95129
                        Fax:  (800) 924-4482
                        Tel:  (408) 260-6931

                        with a copy to:

                        Wilson Sonsini Goodrich & Rosati
                        650 Page Mill Road
                        Palo Alto, CA  94304
                        Attention:  Robert Brownell, Esq.
                        Fax:  (650) 493-9300
                        Tel:  (650) 493-6811

      Section 10.2 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement," "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first sentence of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 10.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      Section 10.4 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      Section 10.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement.

      Section 10.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of California without regard to any applicable conflicts of law.

      Section 10.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      Section 10.8 Third Party Beneficiary. Nothing contained in this Agreement is intended to confer upon any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under, or by reason of this Agreement, except that (i) the Shareholder Representative (including any duly appointed successor Shareholder Representative) is an express intended third party beneficiary of Article IX,
(ii) the
holders of Benelytics Warrants are expressly intended third party beneficiaries of Articles I and II, and (iii) the persons who are shareholders of Benelytics and holders of Benelytics Notes immediately prior to the Effective Time (and their successors and assigns) are express intended third party beneficiaries of Articles I, II, IV and IX and (iv) each of the foregoing persons is an express intended third party beneficiary of Section Section 6.7 and, to the extent relevant to any of the foregoing, Article X and as such are entitled to rely on the provisions hereof as if a party hereto.

      IN WITNESS WHEREOF, InsWeb, Sub and Benelytics have caused this Agreement to be signed by their respective officers thereunto duly authorized, and the Shareholder Representative has signed this Agreement, as of the date first written above.

"BENELYTICS"                              "INSWEB"

BENELYTICS, INC.                          INSWEB CORPORATION

By: /s/ Arthur J. Young                   By: /s/ Darrell J. Ticehurst
   -------------------------------           --------------------------------
Printed: Arthur J. Young                  Printed: Darrell J. Ticehurst
        --------------------------                ---------------------------
Title:   President                        Title:   President
      ----------------------------              -----------------------------

"SHAREHOLDER REPRESENTATIVE"              "SUB"
 /s/ Charles T. Marshall
----------------------------------
Charles T. Marshall                       BENELYTICS ACQUISITION CORPORATION

                                          By: /s/ Marian C. Taylor
                                             --------------------------------
                                          Printed: Marian C. Taylor
                                                  ---------------------------
                                          Title:   Secretary
                                                -----------------------------

           [SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]